EXHIBIT 10.48
AMENDMENT TO THE ESCO TECHNOLOGIES INC.
SEVERANCE PLAN
WHEREAS, ESCO Technologies Inc. (“Company”) adopted the ESCO Technologies Inc. Severance Plan (“Plan”); and
WHEREAS, the Company retained the right to amend the Plan pursuant to Section 10(b) thereof; and
WHEREAS, the Company desires to amend the Plan to assure that benefits thereunder are not subject to Section 409A of the Internal Revenue Code of 1986, as amended;
NOW, THEREFORE, effective as of October 3, 2007, the Plan is amended as follows:
1. The second sentence in Section 3(c) is deleted and replaced with the following:
For the sole and exclusive purposes of this Plan, “Good Reason” shall mean:
     (i) any material failure by the Company to comply with any of the provisions of this Plan, including but not limited to Section 9(c), other than a failure to comply with Section 2(b)(iii) solely by reason of a reduction in benefits that applies to all salaried employees who are exempt from the wage and hour provisions of the Fair Labor Standards Act;
     (ii) the Company’s requiring the Officer to be based at any office or location other than as provided in Section 2(a)(i);
     (iii) a material diminution in the Officer’s authority, duties or responsibilities or his Base Salary;
provided, however, that termination of employment shall be for “Good Reason” only if (i) the Officer provides notice to the Company of the existence of the applicable event described in this paragraph 3(c) no later than 90 days following the initial occurrence of such event, (ii) the Company fails to remedy such event with 30 days after receiving such notice, and (iii) such termination occurs within two years following the initial occurrence of such event.
2. The portion of the first sentence of paragraph 4(a) that precedes subparagraph (i) is deleted and replaced with the following:
If, during the Employment Period, the Company shall terminate the Officer’s employment other than for Cause or Disability, including purported termination (i.e., the Officer is placed on a terminal leave of absence by the Company), or the Officer shall terminate employment for Good Reason:
IN WITNESS WHEREOF, the foregoing Amendment was adopted on the 3rd day of October, 2007.